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                                   Exhibit 7

 Joint Filing Agreement Between Danaher Corporation and Saltwater Acquisition
                                     Corp.

     WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendment thereto is filed on behalf of each of them;

     NOW, THEREFORE, the parties hereto agree as follows:

     Danaher Corporation and Saltwater Acquisition Corp. do hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a Schedule 13D and all amendments thereto relating to their beneficial ownership of common stock of Lifschultz Industries, Inc., and do hereby further agree that said Schedule 13D and all amendments thereto shall be filed on behalf of each of them.


Dated: May 23, 2001


                                     DANAHER CORPORATION


                                     By:  /s/ James H. Ditkoff
                                          ____________________________
                                          Name: James H. Ditkoff
                                          Title: Vice President--Finance and Tax


                                     SALTWATER ACQUISITION CORP.


                                     By:  /s/ James H. Ditkoff
                                          ____________________________
                                          Name: James H. Ditkoff
                                          Title: Director and Authorized Person



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